Exhibit h.20

                                Amendment No. 8
                  to the Transfer Agency and Services Agreement


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                                AMENDMENT No. 8
                  TO THE TRANSFER AGENCY AND SERVICES AGREEMENT


         THIS AMENDMENT, dated as of the 22 day of August, 2000, is made to the Transfer Agency and Services Agreement dated July 3, 1998 (the "Transfer Agent Agreement") between AETNA SERIES FUND, INC. (the "Fund") and PFPC INC. (formerly First Data Investor Services Group, Inc.).

                                   WITNESSETH

         WHEREAS, the Fund has established a new series, Aetna Index Plus Protection Fund ("Series"); and

         WHEREAS, the Fund and PFPC Inc. desire to amend the Transfer Agent Agreement to include the Series;

         NOW THEREFORE, it is agreed that Exhibit 1 to the Transfer Agent Agreement shall be amended to include the Series.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the day and year first above written.



AETNA SERIES FUND, INC.

By:        /s/ Wayne F. Baltzer
           ---------------------------------------

Title:     Vice President
           -----------------------------------------


PFPC INC.

By:        /s/ Debralee Goldberg
           -----------------------------------------

Title:     SVP
           -----------------------------------------



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                                    Exhibit 1

                               LIST OF PORTFOLIOS
                    Revised as of this 22 day of August, 2000


Aetna Growth Fund
Aetna International Fund
Aetna Mid Cap Fund
Aetna Small Company Fund
Aetna Value Opportunity Fund
Aetna Technology Fund
Aetna Balanced Fund
Aetna Growth and Income Fund
Aetna Real Estate Securities Fund
Aetna Bond Fund
Aetna Government Fund
Aetna High Yield Fund
Aetna Money Market Fund
Aetna Index Plus Bond Fund
Aetna Index Plus Large Cap Fund
Aetna Index Plus Mid Cap Fund
Aetna Index Plus Small Cap Fund
Aetna Ascent Fund
Aetna Crossroads Fund
Aetna Legacy Fund
Brokerage Cash Reserves
Aetna Principal Protection Fund I
Aetna Principal Protection Fund II
Aetna Principal Protection Fund III
Aetna Principal Protection Fund IV
Aetna Index Plus Protection Fund